EMPLOYMENT AGREEMENT

         This employment agreement ("Agreement") is made and entered into effective as of the 24th day of January, 1997 ("Effective Date"), by and between POORE BROTHERS, INC. ("Company"), a Delaware corporation, and ERIC J. KUFEL ("Employee"), a married man.

         In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is acknowledged, Company and Employee agree as provided in this Agreement.

         1. Employment. Company hereby employs Employee, and Employee accepts employment by Company, upon the terms and conditions contained in this Agreement.

         2. Term. Employee's employment by Company shall commence on February 3, 1997, and shall continue until either Company or Employee gives to the other party written notice of termination. Employee shall be an employee at will and if Employee's employment is terminated, Employee's status as officer and director of Company shall also be terminated. Either Company or Employee may terminate Employee's employment by Company with or without cause upon written notice of termination to the other party.

         3. Title. During the period of Employee's employment by Company, Employee shall be the President and Chief Executive Officer of Company and shall have all rights, powers and authority inherent in such positions including, without limitation, the authority to direct the day-to-day operations of Company. In addition, during the period of Employee's employment by Company, Employee shall serve on the board of directors of Company and on Company's compensation committee, so long as he desires to serve in such capacities.

         4. Compensation. During the period of Employee's employment by Company, Employee shall receive from Company an annual salary of $115,000, which shall be payable proportionately on Company's regular payroll payment dates for its employees. Employee's annual salary shall be subject to change at the discretion of Company's compensation committee.

         5. Bonuses. During and for the period of Employee's employment by Company, Employee shall receive such bonuses, whether incentive, merit or otherwise and whether cash, stock or otherwise, as Company's compensation committee shall determine from time to time.

         6. Fringe Benefits. During the period of Employee's employment by Company, Employee shall be entitled to participate in all of Company's qualified retirement plans and welfare benefit plans (e.g., group health insurance) on the same basis as Company's other employees. In addition, during the period of Employee's employment by Company, Employee shall be entitled to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by Company on substantially the same or a more favorable basis as any other employee of Company.

         7. Automobile, Telephone and Card. During the period of Employee's employment by Company, Company shall furnish to Employee the following:

             (a) Company shall furnish to Employee a Company owned or leased automobile to be used by Employee for Company purposes and Employee's personal use. The year, make and model of such automobile shall be reasonably agreed upon by Company and Employee from time to time. Company shall pay for all of the insurance (with coverage reasonably satisfactory to Employee), gasoline, oil, tires, warranty and routine service and other maintenance and repairs for the automobile. Employee acknowledges that he may recognize taxable income in connection with Company's furnishing the automobile for his use.

             (b) Company shall furnish to Employee a mobile or cellular telephone for Employee's use and shall pay all charges in connection therewith (except Employee shall reimburse Company for the charges each month that are in excess of $200 of charges in such month which are not accounted for by Employee as charges for the purposes of Company). The telephone to be furnished to Employee shall be agreed upon by Company and Employee from time to time.

             (c) Company shall furnish to Employee a Company credit card for Employee to use solely for purposes of Company.

         8. Options.

            Company hereby grants to Employee the right and option to purchase 300,000 shares of Company's $0.01 par value voting common stock ("Common Stock"), in accordance with Company's 1995 Stock Option Plan ("Plan"), at a price per share equal to $3.5625 per share. These options will vest in equal 100,000 share increments on the first, second and third anniversaries of the Effective Date. Employee acknowledges receipt of a copy of the

Plan and agrees to the terms set forth therein. Employee further recognizes that the Plan is subject to change from time to time by the Board of Directors of Company. All of the terms and conditions of the Options described herein shall otherwise be governed by the terms of the Plan including, without limitation, exercise dates and times, payment of option prices, revisions of the Options, expiration and the like, all of the terms and conditions of which Plan are incorporated by reference into this portion of this Agreement as if fully rewritten herein.


         9. Confidentiality.

             (a) During the period of Employee's employment by Company and for a one year period thereafter, Employee shall hold in confidence and shall not disclose or publish, except in the performance of his duties under this Agreement, any Confidential Information (as defined below) that is presented or disclosed to him in connection with his employment by Company.

             (b) Subject to the provisions of Section 9(c) below, for purposes of this Agreement the term "Confidential Information" shall mean information or material that is proprietary to and owned by Company. Such Confidential Information shall include, without limitation, Company's recipes for specialty potato chips, manufacturing processes, customer lists, supplier lists and pricing information.

             (c)   Notwithstanding   the   foregoing,   the  term   Confidential
Information shall not include any information or material that:

                   (i) is in, or has passed into, the public domain;

                   (ii) is lawfully received by Employee from a third party;

                   (iii) is  required  to be  disclosed  by  Employee  by law or pursuant to an order determination issued by a court or any federal, state or municipal regulatory or administrative agency; or

                   (iv) was in the possession of, or known by, Employee prior to his Employment by Company.

             (d) Employee acknowledges that the Confidential Information of Company is unique in character and that Company would not have an adequate remedy at law for a material breach or threatened material breach by Employee of his covenants under this Section 9. Employee therefor agrees that, in the event of any such material breach or threat thereof, Company may obtain a temporary and/or permanent injunction or restraining order to enjoin Employee from such material breach or threat thereof, in addition to any other rights or remedies available to Company at law or in equity.

             (e) Notwithstanding the foregoing, Employee may disclose Confidential Information to his attorneys and other advisors on a need to know basis provided the recipient is directed and required to maintain the disclosed Confidential Information in confidence.

        10. Indemnification.

             (a) Company shall indemnify and hold Employee harmless and defend Employee for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that Company and/or such subsidiary or affiliated entity is permitted by applicable law, except as any of the foregoing arises out of or relates to Employee's negligence, willful malfeasance and/or breach of this Agreement.

             (b) Company represents and warrant to Employee that neither its articles of incorporation nor its bylaws nor any resolutions of its shareholders or board of directors restricts or limits Companies rights or obligations to indemnify Employee as provided in subsection (a) of this Section 10, except to the extent such restrictions or limitations are required by applicable law.

        11. Noncompete. During the period of Employee's employment by Company, Employee shall not, directly or indirectly, whether as principal, consultant, employee, agent, officer, director, trustee or otherwise, engage in the business of manufacturing specialty potato chips, salted snack foods or popcorn or engage in the business of distributing specialty potato chips, salted snack foods or popcorn. In addition, Employee shall not, for a period of one year beginning on the date of termination of his employment, directly or indirectly, whether as principal, consultant, employee, agent, officer, director, trustee or otherwise, engage in the United States in the business of manufacturing specialty potato chips, salted snack foods or popcorn or engage in the United States in the business of distributing specialty potato chips, salted snack foods or popcorn. Employee acknowledges that the foregoing limitations are minimum limitations which are necessary to protect the legitimate interests of Company because of Employee's sensitive executive position with Company. Therefore, if a breach of the foregoing shall occur, in addition to any action for damages which Company may have, Company shall have the right to obtain an injunction as a matter of right prohibiting Employee's competition in violation of the foregoing. In the event that the time period of non-competition is deemed to be unreasonable, Employee acknowledges that 11 months shall be deemed reasonable. In the event 11 months is deemed unreasonable, then 10 months is deemed reasonable, and so on, until the foregoing covenant is enforceable to the fullest extent permitted by law. Similarly, in the event the entire United States is deemed unreasonable, states shall be eliminated one by one beginning with Maine, continuing down the east coast of the United States and in roughly in north to south linear fashion across the United States until the geographical limit set forth above is deemed reasonable to the fullest extent permitted by law.

        12. Additional Provisions.

             (a) This Agreement shall not be assigned by either Company or Employee without the other party's prior written consent; otherwise, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, personal representatives, successors and assigns of Company and Employee respectively.

             (b) This Agreement and the rights and obligations of Company and Employee shall be governed by, and shall be construed in accordance with, the laws of the State of Arizona without the application of any laws of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.

             (c) Time is of the essence of this Agreement and each provision hereof.


             (d) This Agreement sets forth the entire understanding of Company and Employee with respect to the matters set forth herein and cannot be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

             (e) This Agreement is the result of negotiations between Company and Employee, and Company and Employee hereby waive the application of any rule of law that otherwise would be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

             (f) If any provision or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the same shall not alter the remaining portion of such provision or any other provision of this Agreement, as each provision of this Agreement and portion thereof shall be deemed severable.

             (g) Except as may be otherwise required by law, any notice required or permitted to be given under this Agreement shall be given in writing and shall be given either by (i) personal delivery, or (ii) overnight courier service, or (iii) facsimile transmission, or (iv) United States certified or registered mail, in each case with postage prepaid to the following address or to such other address as Company or Employee may designate by notice given to the other party pursuant to this section. Notice shall be effective on (v) the day notice is personally delivered, if notice is given by personal delivery, or
(vi) the first business day after the date of delivery to the overnight delivery service, if notice is given by such a delivery service, (vii) the day notice is received, if notice is given by facsimile, or (viii) the fourth business day after notice is deposited in the United States mail, if notice is given by United States certified or registered mail.

         Company:                   Poore Brothers, Inc.
                                    2664 South Litchfield Road
                                    Goodyear, Arizona 85338-1500
                                    Fax No. (602) 925-2363

         Employee:                  Eric J. Kufel
                                    851 E. Village Cir. Dr. S.
                                    Phoenix, AZ  85022
                                    Fax No. -- ______________

             (h) If any action, suit or proceeding is brought in connection with this Agreement, or on account of any breach of this Agreement, or to enforce or interpret any of the terms, covenants and conditions of this Agreement, the prevailing party shall be entitled to recover from the other party or parties, the prevailing party's reasonable attorneys' fees and costs, and the amount thereof shall be determined by the court (not by a jury) or the arbitrator and shall be made a part of any judgment or award rendered.

                                        POORE BROTHERS, INC.


                                        By___________________________________
                                          Its________________________________
                                                                     [Company]


                                          -------------------------------------
                                          Eric J. Kufel
                                                                    [Employee]